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                             MACKENZIE PARTNERS, INC.
                        156 Fifth Avenue, New York, Ny 10010
                        Tel: 212-929-5500  Fax: 212-929-0306

                    1888 Century Park East, Los Angeles, CA 90067
                        Tel: 310-284-3110  Fax: 310-284-3140



NEW RELEASE

CONTACTS:
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John L. Teeger
Chief Financial Officer
HealthRite, Inc.
(212) 829-0900, ext. 203

Daniel H. Burch
MacKenzie Partners, Inc.
(212) 929-5748

FOR IMMEDIATE RELEASE:
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          CURRENT HEALTHRITE BOARD CONTINUES IN POWER PENDING ANNUAL
              MEETING ON JANUARY 9, 1998 AND DELAWARE RESOLUTION


NEW YORK, NEW YORK, December 26, 1997, HealthRite, Inc. (HLRT-NASDAQ) announced that the Court of Chancery of Delaware has ordered the continuation of its current Directors, namely Warren H. Haber, John L. Teeger, Howard Bezoza, M.D., Milton Datsopoulos, John C. Horvitz, John A. McConville and Sidney N.
Towle, Jr. to constitute the Board of Directors with full power and authority to direct the management of its business pending the election of Directors at the Annual Meeting which has been scheduled for January 9, 1998 and the resolution by the Court of the dispute. The order also precludes the opposition slate from taking any action on behalf of the Company as directors or officers in contravention of the order.

     HealthRite, Inc. is engaged through its Montana Naturals Int'l, Inc. subsidiary in the manufacture and sale of vitamins, herbs and dietary supplements principally under the Montana Naturals Big Sky, Pure Energy and Nautilus brand names and to private label customers. Through its Jason Pharmaceuticals, Inc. subsidiary, the Company manufactures and sells weight management products under the Medifast brand name through physicians and medical clinics and to its private label customers.

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